UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 19, 2012

WMI Liquidating Trust
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-545078	45-6794330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 THIRD AVENUE, SUITE 3000 SEATTLE, WASHINGTON		98101
(Address of Principal Executive Offices)		(Zip Code)

(206) 432-8887
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  3.02 Unregistered Sales of Equity Securities.

Formation of Liquidating Trust

On March 6, 2012, WMI Holdings Corp. (formerly known as Washington Mutual, Inc. (“WMI”)) and WMI’s wholly-owned subsidiary, WMI Investment Corp. (“Investment” and collectively with WMI, the “Debtors”) entered into a liquidating trust agreement with William C. Kosturos, as the liquidating trustee (the “Liquidating Trustee”), and CSC Trust Company of Delaware, as the Delaware resident trustee (the “Agreement”).  A copy of the Agreement was previously filed as an exhibit to the Current Report on Form 8-K that WMI filed with the SEC on March 12, 2012 and is attached hereto as Exhibit 99.1.  The Agreement provides for the creation of a liquidating trust (the “WMI Liquidating Trust”).  The WMI Liquidating Trust was formed on March 6, 2012, and will have an initial term of three years, subject to extension for up to an additional three years (subject to certain limited exceptions) with the approval of the United States Bankruptcy Court for the District of Delaware. The WMI Liquidating Trust will be filing reports under the Securities Exchange Act of 1934, as amended, in accordance with the approach set forth in the Division of Corporation Finance’s no-action letter issued on March 28, 2011, to the REMEC Liquidating Trust.

Liquidating Trust Interests

On March 19, 2012 (the “Effective Date”), the Debtors’ Seventh Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code, as modified by the Modification of Seventh Amended Plan dated January 9, 2012, the Second Modification of Seventh Amended Plan dated January 12, 2012, and the Third Modification of Seventh Amended Plan dated February 16, 2012 (collectively, the “Plan”) became effective and, pursuant to the Plan, certain of the Debtors’ assets were transferred to the WMI Liquidating Trust for the benefit of certain holders of claims against, or equity interests in, the Debtors.  Such claim and equity interest holders (the “Liquidating Trust Beneficiaries”) are being issued beneficial interests in the WMI Liquidating Trust (each such interest, a “Liquidating Trust Interest”) in exchange for their claims against, or equity interests in, the Debtors.  The Agreement provides that the Liquidating Trust Interests are not transferable except by will, intestate succession or operation of law.  Pursuant to the Agreement, the Liquidating Trustee will be responsible for liquidating, converting to cash and distributing the Liquidating Trust Assets to the Liquidating Trust Beneficiaries in accordance with the distribution procedures and priorities set forth in the Agreement.  These distribution procedures include a reserve mechanism to allow for the resolution of claims that are disputed, in whole or in part, as of the Effective Date and the issuance of Liquidating Trust Interests and Runoff Notes in respect thereof if and when such claims are allowed.

Exemption from Registration

The Liquidating Trust Interests are being issued pursuant to the Plan in reliance on Section 1145 of the United States Bankruptcy Code.  Section 1145(a)(1) exempts the offer and sale of securities under a plan of reorganization from registration under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), and state laws if three principal requirements are satisfied:
•	the securities must be issued under a plan of reorganization by the debtor, its successor under a plan or an affiliate participating in a joint plan of reorganization with the debtor;
•	the recipients of the securities must hold a claim against, an interest in, or a claim for administrative expense in the case concerning the debtor or such affiliate; and
•
the securities must be issued either (i) in exchange for the recipient’s claim against, interest in or claim for administrative expense in the case concerning the debtor or such affiliate or (ii) “principally” in such exchange and “partly” for cash or property.

The WMI Liquidating Trust is a successor of the Debtors for the purposes of Section 1145 of the United States Bankruptcy Code and the issuance by the WMI Liquidating Trust Interests by the WMI Liquidating Trust satisfies each of the requirements set forth above.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	WMI Liquidating Trust Agreement, dated as of March 6, 2012, by and among Washington Mutual, Inc., WMI Investment Corp., William C. Kosturos and CSC Trust Company of Delaware.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMI LIQUIDATING TRUST (Registrant)

Date: March 23, 2012	By:	/s/ William Kosturos
		Name:	William Kosturos
		Title:	Liquidating Trustee

EXHIBIT INDEX

99.1	WMI Liquidating Trust Agreement, dated as of March 6, 2012, by and among Washington Mutual, Inc., WMI Investment Corp., William C. Kosturos and CSC Trust Company of Delaware.